UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2005 (September 6, 2005)

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-101399	52-2148018
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 North Point Parkway

Alpharetta, Georgia 30022

(Address of Principal Executive Office, including Zip Code)

(770) 300-0101

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
ITEM 8.01	Other Events.

Credit Agreement Amendment

Effective on September 7, 2005, MedQuest, Inc. (“MedQuest”) and MQ Associates, Inc. (“MQ Associates” and, together with MedQuest, the “Company”) entered into a Fourth Waiver and Third Amendment (the “Fourth Waiver and Third Amendment”) to the Amended and Restated Credit Agreement dated as of September 3, 2003, as amended, by and among MedQuest, as Borrower, MQ Associates, the several lenders from time to time parties thereto (the “Lenders”), Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”), Chase Lincoln First Commercial Corporation, as Syndication Agent, and General Electric Capital Corporation and Wachovia Bank, National Association, as Co-Documentation Agents (the “Senior Credit Facility”).  The Fourth Waiver and Third Amendment provides for a waiver of all existing defaults described in the third limited waiver that MedQuest and MQ Associates obtained on May 13, 2005.  The Fourth Waiver and Third Amendment also provides for a waiver of all defaults and/or events of default which may have occurred and may be continuing, or may occur, with respect to, among other things, the covenant in the Senior Credit Facility that requires MQ Associates and MedQuest to deliver to the Lenders and the Administrative Agent a copy of the unaudited consolidated financial statements of MQ Associates and its consolidated subsidiaries for, and as of the end of, the fiscal quarter ended September 30, 2005, within 45 days after the end of such fiscal quarter. The waivers set forth in the Fourth Waiver and Third Amendment shall terminate, and be of no further force or effect upon the occurrence of any of the following: (w) MedQuest and MQ Associates fail to deliver to the Administrative Agent by December 31, 2005 a copy of the audited consolidated financial statements of MQ Associates and its consolidated subsidiaries for the fiscal year ended December 31, 2004 and the unaudited financial statements for MQ Associates and its consolidated subsidiaries for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (the “Financial Reports”), (x) the Financial Reports and other related reports to be filed with the Securities and Exchange Commission (the “SEC”) contain financial information that varies by more than $4.0 million in the aggregate or $2.0 million with respect to any fiscal period with respect to Consolidated EBITDA (as defined in the Senior Credit Facility) or the aggregate amount of restated accounts receivable when compared to the corresponding financial information in the draft audited financial statements provided to the Administrative Agent and the Lenders prior to the effectiveness of the Fourth Waiver and Third Amendment, (y) prior to the Restatement Filing Date (as defined below), the occurrence of a default or event or default under the Senior Credit Facility other than those expressly being waived in the Fourth Waiver and Third Amendment, and (z) prior to the Senior Credit Facility Restatement Filing Date (as defined below), the requisite holders (or trustee, if applicable) under any indenture, agreement or instrument evidencing Indebtedness for borrowed money in an outstanding principal amount greater than $2.0 million deliver a notice of default under such indenture, agreement or instrument.

The Fourth Waiver and Third Amendment provides for certain increased pricing and additional information requirements, including the requirement that, from April 1, 2005 until the earlier of (a) September 30, 2005 and (b) the date the past due Financial Reports and related reports have been filed with the SEC (the “Senior Credit Facility Restatement Filing Date”), MedQuest shall pay an additional cash interest amount at a rate of 0.75% on the average daily amount of outstanding loans under the Senior Credit Facility.  In the event that the Senior Credit Facility Restatement Filing Date does not occur on or prior to September 30, 2005, MedQuest shall pay an additional cash interest amount at a rate of 1.00% per annum on the average daily amount of outstanding loans under the Senior Credit Facility until the Senior Credit Facility Restatement Filing Date.

The Fourth Waiver and Third Amendment makes certain changes to the Senior Credit Facility, including modifying the levels of the financial covenants in the Senior Credit Facility, and certain of the definitions used in calculating those covenants, adding a requirement that the total leverage ratio and senior leverage ratio be below certain levels for MedQuest, MQ Associates and their respective subsidiaries to be permitted to incur incremental term loan borrowings or to apply certain prepayments, including asset sale proceeds and excess cash flow amounts, to revolving loans rather than term loans, under the Senior Credit Facility, and imposing additional information covenants.

Equity Investment

Effective September 7, 2005, MQ Associates entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with MQ Investment Holdings II, LLC (“MQ Investment”), an affiliate of J.P. Morgan Partners, LLC, pursuant to which MQ Investment paid $20.0 million, in cash as consideration for the sale by MQ Associates to MQ Investment of 20 million shares of Series A Redeemable Preferred Stock of MQ Associates and a warrant for the purchase of three million shares of Common Stock of MQ Associates.  In connection with the Securities Purchase Agreement, MQ Associates designated an additional 20 million shares of its Preferred Stock as Series A Preferred Stock pursuant to a Certificate of Increase dated as of September 6, 2005.

Consent Solicitations and Supplemental Indentures

On September 6, 2005, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that it had extended the expiration date for its consent solicitation to Wednesday, September 7, 2005.  The consent solicitation was previously scheduled to expire at 1:00 p.m. on Tuesday, September 6, 2005.

On September 7, 2005, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference herein, announcing that it had successfully consummated its consent solicitation pursuant to which the Company obtained the requisite consents for certain amendments (the “Amendments”) to (i) the outstanding 12 1/4% Senior Discount Notes dues 2012 of MQ Associates (the “12 1/4% Notes”) and the related indenture dated as of August 24, 2004, and (ii) the outstanding 11 7/8% Senior Subordinated Notes due 2012 of MedQuest (the “11 7/8% Notes” and, together with the 12 1/4% Notes, the “Notes”) and the related indenture dated as of August 15, 2002.  The Company has received and accepted for payment consents received from holders of approximately $135.8 million in aggregate principal amount at maturity of the 12 1/4% Notes, and $179.2 million in aggregate principal amount of the 11 7/8% Notes.

As previously announced, on August 15, 2005, MQ Associates (in the case of the 12 1/4% Notes) and MedQuest (in the case of the 11 7/8% Notes) executed and delivered supplemental indentures relating to the Amendments when it had received the consent of the holders of (i) a majority of the aggregate principal amount at maturity of the 12 1/4% Notes and (ii) a majority of the aggregate principal amount of the 11 7/8% Notes.  As a result of the consummation of the consent solicitations, both of the supplemental indentures have become effective.

The Amendments, among other things, suspend until December 31, 2005, the Company’s obligation to comply with the covenant in each of the indentures requiring timely filing of periodic reports under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC (the “Financial Reporting Covenant”).  In addition, each holder of Notes that consented to the Amendments has waived all defaults in connection with the Company’s failure to comply with the Financial Reporting Covenant and has released the Company and certain other enumerated persons from any and all matters referring to, relating to, or arising from the Company’s restatement of its previously filed financial statements.

In consideration for the holders’ consents, MQ Associates and MedQuest, as applicable, paid to each holder of Notes who validly consented, a consent fee in cash equal to (i) $1.75 for each $1,000 principal amount at maturity of the 12¼% Notes, and (ii) $2.50 for each $1,000 principal amount of 11 7/8% Notes (the “Consent Fee”).  On September 7, 2005, the Company paid an aggregate Consent Fee of $685,600.00, of which $237,562.50 was paid to consenting holders of the 12¼% Notes and $448,037.50 was paid to consenting holders of the 11 7/8% Notes.  In addition, the Company will pay to each record holder of Notes as of the close of business, New York City time, on each of October 1, 2005 and January 1, 2006 (and quarterly thereafter, if applicable), a cash interest amount (the “Additional Interest Payment”) which will accrue from July 1, 2005 to (but not including) the earlier of (i) the date that the MQ Associates has filed with the SEC its Annual Report for the year ended December 31, 2004 and all other past due periodic reports required to be filed (the “Indenture Restatement Date”), and (ii) if the Indenture Restatement Date has not occurred by December 31, 2005, the date that the Company receives a notice of default under the indenture governing either series of Notes from the applicable trustee or the holders of 25% of such series of Notes.  The Additional Interest Payment will accrue at a rate of 1.00% per annum on the accreted value of the 12¼% Notes (as of the end of the most recently completed fiscal quarter) and the principal amount of the 11 7/8% Notes, and will be paid quarterly in arrears on (i) October 15, 2005 (for the quarter ended September 30, 2005) to the registered holders of Notes as of the close of business on October 1, 2005, (ii) January 15, 2006 (for the quarter ended December 31, 2005) to the registered holders of Notes as of the close of business on January 1, 2006 and, if applicable, (iii) on the 15th day of the month following the end of each subsequent calendar quarter to the registered holders of Notes as of the close of business on the first day immediately following the end of such quarter.

ITEM 9.01                                       Financial Statements and Exhibits.

(c)                                  Exhibits.

Number	Description of Exhibit

3.1	Certificate of Increase of MQ Associates, Inc., dated September 6, 2005.

4.1	Stock Subscription Warrant dated September 7, 2005.

10.1

Fourth Waiver and Third Amendment, effective as of September 7, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.

10.2	Securities Purchase Agreement, effective as of September 7, 2005, between MQ Associates, Inc. and MQ Investment Holdings II, LLC.

99.1	Press release dated September 6, 2005.

99.2	Press release dated September 7, 2005.

* * * * *

This Current Report on Form 8-K contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding MQ Associates’ future growth and profitability, growth strategy and trends in the industry in which it operates.  These forward-looking statements are based on MQ Associates’ current expectations and are subject to a number of risks, uncertainties and assumptions.  MQ Associates can give no assurance that such forward-looking statements will prove to be correct.  Among the most important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the results of the previously announced investigation by the U.S. Attorney’s Office, the previously announced inquiry by the Securities and Exchange Commission (the “SEC”) or any other future action taken by the SEC or the U.S. Attorney’s Office, uncertainty concerning the amount and timing of patient receivable and other writedowns, the ultimate findings of the Audit Committee’s review (including any new information or additional issues that may arise during the course of such review), the reaction of MQ Associates’ other creditors, customers and suppliers to the matters discussed in this report, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for MQ Associates’ services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect MQ Associates’ ability to do business, actions of its competitors, introduction of new technologies, risks associated with its acquisition strategy and integration costs, and the additional factors and risks contained in its Registration Statement on Form S-4 declared effective on October 14, 2004 as well as other periodic reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: September 8, 2005

	By:	/s/ Donald C. Tomasso
Name: Donald C. Tomasso
Title: Interim Chief Executive Officer

EXHIBIT INDEX

Number	Description of Exhibit

3.1	Certificate of Increase of MQ Associates, Inc., dated September 6, 2005.

4.1	Stock Subscription Warrant dated September 7, 2005.

10.1

Fourth Waiver and Third Amendment, effective as of September 7, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.

10.2	Securities Purchase Agreement, effective as of September 7, 2005, between MQ Associates, Inc. and MQ Investment Holdings II, LLC.

99.1	Press release dated September 6, 2005.

99.2	Press release dated September 7, 2005.